UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2026
Richmond Mutual Bancorporation, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38956	36-4926041
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

31 North 9th Street, Richmond, Indiana	47374
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (765) 962-2581
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RMBI	The NASDAQ Stock Market LLC
Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01 Other Events

On May 5, 2026, The Farmers Bancorp, Frankfort, Indiana (“Farmers”) made available the communication attached as Exhibit 99.1 regarding the pending merger transaction with Richmond Mutual Bancorporation, Inc. (“RMBI”). A copy of the communication is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Note Regarding Forward-Looking Statements

This report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected timing and benefits of the proposed merger between RMBI and Farmers, future financial and operating results, business strategy, and other statements that are not historical facts. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may,” “should,” “will,” and similar expressions are intended to identify these forward-looking statements.

Actual results could differ materially due to risks, uncertainties, and other factors, including, among others:
•Events, changes, or circumstances that could give rise to the right of either party to terminate the merger agreement;
•The possibility that the merger may not be completed on the anticipated terms, within the expected timeframe, or at all;
•Failure to obtain required regulatory approvals;
•Challenges in meeting expectations regarding the timing, completion, accounting, and tax treatment of the merger;
•The potential that anticipated cost savings, synergies, or revenue enhancements may not be realized or may take longer to achieve;
•Higher-than-expected transaction costs or unexpected events;
•Dilution from the issuance of additional RMBI shares in connection with the merger;
•Potential litigation or other legal proceedings related to the merger;
•Restrictions during pendency of the transaction that may limit business opportunities or strategic initiatives;
•The ability to successfully integrate operations, systems, personnel, and technologies post-merger;
•Disruption to customer, employee, or vendor relationships, including key community relationships;
•Diversion of management’s attention from ongoing operations and strategic initiatives;
•Lower-than-expected revenues or profitability following the merger;
•Changes in credit, capital markets, or economic, political, or regulatory conditions;
•Competition from banks and other financial service providers; and
•Other factors detailed in RMBI’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of this report. Neither RMBI nor Farmers undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Additional Information About the Merger and Where to Find It

This report does not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities or a solicitation of any vote or approval with respect to the proposed transaction.

In connection with the proposed merger, RMBI filed a Registration Statement on Form S-4 with the SEC, which included a joint proxy statement/prospectus and was declared effective on April 3, 2026. Shareholders of Farmers are urged to read the joint proxy statement/prospectus and any other relevant documents filed with the SEC carefully and in their entirety because they contain important information about the proposed merger. These documents, which were filed with the SEC by RMBI, are available free of charge at www.sec.gov or upon written request to The Farmers Bancorp at 9 East Clinton Street, Frankfort, Indiana 46041; Attention: Chad L. Kozuch, EVP/CFO.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of Farmers may also be deemed to be participants in the solicitation of proxies in connection with the proposed transaction from the shareholders of Farmers. Information about Farmers’ participants and additional information regarding the interests of these participants is included in the joint proxy statement/prospectus regarding the proposed transaction.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction. Free copies of this document may be obtained as described above.

ITEM 9.01.     Financial Statements and Other Exhibits

(d)	Exhibits

99.1	Reminder Letter to Farmers Shareholders dated May 5, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

RICHMOND MUTUAL BANCORPORATION, INC.

Date: May 5, 2026	By:	/s/Bradley M. Glover
Bradley M. Glover
Senior Vice President and CFO